Exhibit 3.4

State of Delaware Secretary of State Division of Corporations Delivered 02:36 PM 06/30/2006 FILED 02:36 PM 06/30/2006 SRV 060632318 - 4184623 FILE

CERTIFICATE OF INCORPORATION

OF

NIELSEN FINANCE CO.

A DELAWARE CORPORATION

The undersigned, for the purpose of organizing a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware, does make and file this Certificate of Incorporation of Nielsen Finance Co., and does hereby certify:

FIRST: The name of this corporation shall be: Nielsen Finance Co. (the “Corporation”).

SECOND: Its registered office in the State of Delaware is to be located at National Corporate Research, 615 South DuPont Highway, Dover, Kent County, DE, 19901 and its registered agent at such address is National Corporate Research, Ltd.

THIRD: The purpose or purposes of the corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which the Corporation is authorized to issue is 1,000 shares of Common Stock, each having a par value of one penny ($0.01).

FIFTH: The name and mailing address of the incorporator is as follows:

Rebecca H. Klinger

c/o Latham & Watkins LLP

885 Third Avenue; Suite 1000

New York, NY 10022

SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the bylaws of the corporation.

SEVENTH: No director of this corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

EIGHTH: Election of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, hereby executes and acknowledges that the facts set forth herein are true under penalties of perjury on this 30th day of June, 2006.

/s/ Rebecca H. Klinger
Rebecca H. Klinger
Incorporator

NIELSEN FINANCE LLC

c/o VNU, Inc.

770 Broadway

New York, NY 10003

CONSENT TO USE OF NAME

Nielsen Finance LLC. a limited liability company organized under the laws of the State of Delaware, hereby consents to the use of the name Nielsen Finance Co. in the State of Delaware.

IN WITNESS WHEREOF, the said, Nielsen Finance LLC. has caused this consent to be executed by its authorized person, Rebecca H. Klinger, on this 30th day of June, 2006.

/s/ Rebecca H. Klinger
Rebecca H. Klinger
Authorized Person